Exhibit 10.2

FINAL

INSIDER SUPPORT AGREEMENT

This INSIDER SUPPORT AGREEMENT, dated as of February 2, 2026 (this “Support Agreement”), is entered into by and among the persons listed on Exhibit A hereto (each, a “Supporter), DT Cloud Star Acquisition Corporation, a Cayman Islands exempted company (“Parent”), DTSQ PURCHASER INC., a Delaware corporation and a wholly owned subsidiary of the Parent (“Purchaser”), DTSQ Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (“Merger Sub”), and PrimeGen US, Inc., a Delaware corporation (the “Company). Parent, Purchaser and Merger Sub are collectively referred to herein as the “Parent Parties.” Capitalized terms used but not defined in this Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent Parties and the Company are parties to that certain Business Combination Agreement, dated as of the date hereof, as amended, modified or supplemented from time to time (the “Merger Agreement”);

WHEREAS, upon the terms and subject to the conditions of the Merger Agreement and in accordance with the Companies Act of the Cayman Islands (as revised) (the “Cayman Islands Companies Law”) and the Delaware General Corporation Law (“DGCL”), the Parties desire and intend to effect a business combination transaction whereby: (i) prior to the consummation of the Merger (as defined below), the Parent shall merge with and into the Purchaser, in which the Purchaser will be the surviving entity, and (ii) Merger Sub shall merge with and into the Company, with the Company continuing as the surviving entity and wholly-owned subsidiary of the Purchaser (the “Merger”), as a result of which all of the issued and outstanding capital stock of the Company immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for the Company Stockholders to receive their Pro Rata Shares (as defined in the Merger Agreement) of the Merger Consideration, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, as of the date hereof, each Supporter owns the number of ordinary shares, par value $0.0001 (including ordinary shares underlying other securities), of Parent set forth on Exhibit A (all such shares, or any successor or additional shares of Parent of which ownership of record or the power to vote is hereafter acquired by such Supporter prior to the termination of this Support Agreement, being referred to herein as the “Supporter Shares”); and

WHEREAS, in order to induce the Company to enter into the Merger Agreement, each Supporter is executing and delivering this Support Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. Each Supporter, in such Supporter’s capacity as a shareholder of Parent, irrevocably agrees that, during the term of this Support Agreement, at the Parent Extraordinary General Meeting to be called and held in connection with the transactions contemplated by the Merger Agreement (the “Transactions”), or at any other meeting of Parent’s shareholders called and held for such purpose (whether ordinary or extraordinary and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), and in connection with any written consent of Parent’s shareholders related to the transactions contemplated by the Merger Agreement (the Parent Extraordinary General Meeting and all other meetings or consents related to the Merger Agreement, collectively referred to herein as the “Meeting”), such Supporter shall:

(a) when the Meeting is held, appear at the Meeting or otherwise cause the Supporter Shares owned by such Supporter to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Supporter Shares owned by such Supporter in favor of each of the Parent Proposals; and

(c) vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Supporter Shares owned by such Supporter against any other action that would reasonably be expected to (x) impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of Parent under the Merger Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Supporter contained in this Support Agreement.

2. Restrictions on Transfer. Each Supporter agrees that, during the term of this Support Agreement, such Supporter shall not sell, assign or otherwise transfer any of the Supporter Shares owned by such Supporter unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in a form reasonably acceptable to the Company. Purchaser shall not register any sale, assignment or transfer of the Supporter Shares on Parent’s transfer (book entry or otherwise) that is not in compliance with this Section 2.

3. Waiver of Anti-Dilution Protection. Each Supporter hereby waives, forfeits, surrenders and agrees not to exercise, assert or claim, to the fullest extent permitted by applicable Law, any anti-dilution protection (if any) pursuant to the Organizational Documents of Parent Parties in connection with the Transactions. Each Supporter acknowledges and agrees that (i) this Section 3 shall constitute written consent waiving, forfeiting and surrendering any anti-dilution protection pursuant to the Organizational Documents of Parent Parties in connection with the Transactions; and (ii) such waiver, forfeiture and surrender granted hereunder shall only terminate upon the termination of this Support Agreement.

4. No Redemption. Each Supporter irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Support Agreement, such Supporter shall not elect to cause Parent to redeem any Supporter Shares now or at any time legally or beneficially owned by such Supporter or submit or surrender any of its Supporter Shares for redemption, in connection with the Transactions or otherwise.

5. New Securities. During the term of this Support Agreement, in the event that, (a) any Parent Ordinary Shares or other equity securities of Parent are issued to a Supporter after the date of this Support Agreement pursuant to the Reincorporation and any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Parent securities owned by the Supporter, (b) a Supporter purchases or otherwise acquires beneficial ownership of any Parent Ordinary Shares or other equity securities of Parent after the date of this Support Agreement, or (c) a Supporter acquires the right to vote or share in the voting of any Parent Ordinary Shares or other equity securities of Parent after the date of this Support Agreement (such Parent Ordinary Shares or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by such Supporter shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Supporter Shares as of the date hereof.

6. No Challenge. Each Supporter agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent Parties, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

7. Consent to Disclosure. Each Supporter hereby consents to the publication and disclosure in the Form S-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent Parties or the Company to any Governmental Authority or to securityholders of Parent Parties or the Company) of such Supporter’s identity and beneficial ownership of Supporter Shares and the nature of such Supporter’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by Parent Parties or the Company, a copy of this Support Agreement. Each Supporter will promptly provide any information reasonably requested by Parent Parties or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). Each Supporter shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Parent Parties.

9. Fees; Loan Repayments. None of the Supporters nor any affiliate of any Supporter, nor any director or officer of Parent, shall receive from Parent any finder’s fee, reimbursement, consulting fee, non-cash payments, monies in respect of any repayment of a loan or other compensation prior to the Merger.

10. Supporter Representations. Each Supporter represents and warrants to Parent Parties and the Company, as of the date hereof, that:

(a) such Supporter has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b) such Supporter has full right and power, without violating any agreement to which such Supporter is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

(c) (i) if such Supporter is not an individual, then such Supporter is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within such Supporter’s organizational powers and have been duly authorized by all necessary organizational actions on the part of such Supporter and (ii) if such Supporter is an individual, then the signature on this Support Agreement is genuine, and such Supporter has legal competence and capacity to execute the same;

(d) this Support Agreement has been duly executed and delivered by such Supporter and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Supporter, enforceable against such Supporter in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(e) the execution and delivery of this Support Agreement by such Supporter does not, and the performance by such Supporter of such Supporter’s obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Supporter, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Supporter of such Supporter’s obligations under this Support Agreement;

(f) there are no Actions pending against such Supporter or, to the knowledge of such Supporter, threatened against such Supporter, before (or, in the case of threatened Actions, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Supporter of such Supporter’s obligations under this Support Agreement;

(g) no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by such Supporter or, to the knowledge of such Supporter, by Parent Parties;

(h) such Supporter has had the opportunity to read the Merger Agreement and this Support Agreement and has had the opportunity to consult with such Supporter’s tax and legal advisors;

(i) such Supporter has not entered into, and shall not enter into, any agreement that would prevent such Supporter from performing any of such Supporter’s obligations hereunder;

(j) such Supporter has good title to the Supporter Shares opposite such Supporter’s name on Exhibit A, free and clear of any Liens other than Permitted Liens, and such Supporter has the sole power to vote or cause to be voted such Supporter Shares; and

(k) the Supporter Shares set forth opposite such Supporter’s name on Exhibit A are the only Supporter Shares owned of record or beneficially owned by such Supporter as of the date hereof, and none of such Supporter Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Supporter Shares that is inconsistent with such Supporter’s obligations pursuant to this Support Agreement.

11. Damages; Remedies. Each Supporter hereby agrees and acknowledges that (a) Parent Parties and the Company would be irreparably injured in the event of a breach by such Supporter of such Supporter’s obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach, without the requirement to post any bond or other security or to prove that money damages would be inadequate. Each of the parties further waives (x) any defense in any action for specific performance that a remedy at law would be adequate and (y) any requirement to post security or a bond as prerequisite to obtaining equitable relief.

12. Entire Agreement; Amendment. This Support Agreement, the Merger Agreement, and any other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13. Assignment. No party hereto may, except in accordance with Section 2, assign either this Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on each Supporter, Parent Parties and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

14. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

16. Governing Law; Jurisdiction; Jury Trial Waiver. Section 11.5 (Governing Law; Jurisdiction), Section 11.6 (Waiver of Jury Trial), and Section 11.7 (Specific Performance) of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Support Agreement mutatis mutandis.

17. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.2 (Notices) of the Merger Agreement (which section is incorporated herein mutatis mutandis) to the applicable party, with respect to the Company and Parent Parties, at the respective addresses set forth in Section 11.2 of the Merger Agreement, and, with respect to Supporter, to the Parent at such address.

18. Termination. This Support Agreement shall commence on the date hereof and shall terminate on the earliest of (i) the mutual written consent of Parent Parties, the Company and the Supporter, (ii) the Closing (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Closing), or (iii) the termination of the Merger Agreement in accordance with its terms. No such termination shall relieve each Supporter, Parent Parties or the Company from any liability resulting from a breach of this Support Agreement occurring prior to such termination. Notwithstanding anything to the contrary herein, the provisions of this Section 18 shall survive the termination of this Support Agreement.

19. Adjustment for Stock Split. If, and as often as, there are any changes in the Supporter Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Supporter, Parent Parties, the Company, and the Supporter Shares as so changed.

20. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

COMPANY:

PRIMEGEN US, INC.

By:
Name:	Daniel Chiu
Title:	Chairman

PARENT:

DT CLOUD STAR ACQUISITION CORP.

By:
Name:	Sam Zheng Sun
Title:	Chief Executive Officer

PURCHASER:

DTSQ PURCHASER INC.

By:
Name:	Sam Zheng Sun
Title:	President

MERGER SUB:

DTSQ MERGER SUB INC.

By:
Name:	Sam Zheng Sun
Title:	President

[Signature Page to Insider Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

SUPPORTER

DT Cloud Star Management Limited

By:
Name:	Guojian Chen, Director
Title:	Director

[Signature Page to Insider Support Agreement]

SUPPORTERS

By:
Name:	Kenneth Lam

By:
Name:	Jiayi Liang

By:
Name:	Shaoke Li

By:
Name:	Longjiao Li

By:
Name:	Chi Zhang

By:
Name:	Sam Zheng Sun

By:
Name:	Xunyong Zhou

[Signature Page to Insider Support Agreement]

Exhibit A

SUPPORTERS

Supporter	Class & Number of Shares
DT Cloud Star Management Limited	1,725,000 ordinary shares

Kenneth Lam	0

Jiayi Liang	0

Shaoke Li	0

Longjiao Li	0

Chi Zhang	0

Sam Zheng Sun	0

Xunyong Zhou	0

A-1